UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported) March 31, 1998


                           PRAEGITZER INDUSTRIES, INC.


           Oregon                        0-27932                 93-0790158
--------------------------------------------------------------------------------
(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation or organization)         File No.)            Identification No.)


1270 SE Monmouth Cut Off Rd., Dallas, OR                         97338-9532
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


                                 (503) 623-9273
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                    No Change
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

     Pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated March 4, 1998, between Praegitzer Industries, Inc., an Oregon corporation ("Praegitzer") and Intergraph Corporation, a Delaware Corporation ("Intergraph"), Praegitzer acquired a printed circuit board fabrication facility located in Huntsville, Alabama from Intergraph, consisting of land, buildings, equipment, work in process and inventory. This transaction closed on March 31, 1998.

     The purchase price for the assets was $15.95 million, which was paid in cash. The amount of consideration paid in connection with the transaction was determined in arms'-length negotiations between the officers of Praegitzer and Intergraph The cash obligations of Praegitzer in the acquisition were funded by $15.2 million in borrowings from Heller Financial, Inc. and $0.75 million drawn under Praegitzer's line of credit from Key Bank.

     The assets acquired were used by Intergraph as a printed circuit board fabrication facility. Praegitzer intends to continue using the facility in the same manner.

Item 7.  Exhibits
-----------------

2.1 Asset Purchase Agreement dated as of March 4, 1998, between Praegitzer Industries, Inc. and Intergraph Corporation.

99.1 Press release dated March 10, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 14, 1998

                                   PRAEGITZER INDUSTRIES, INC.



                                   By:  WILLIAM THALE
                                        ----------------------------------------
                                        William Thale
                                        Chief Financial Officer

                                  EXHIBIT INDEX


                                                                      Sequential
Exhibit No.             Description                                    Page No.
-----------             -----------                                   ----------

2.1 Asset Purchase Agreement dated March 4, 1998 between Praegitzer Industries, Inc. and Intergraph Corporation

99.1   Press release dated March 10, 1998